UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2022

AUDACY, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Market Street, 4th Floor
Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

N/A

(Former name or former address, changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	AUD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 6, 2022, the Board of Directors (the “Board”) of Audacy Inc., a Pennsylvania corporation (the “Company”), decreased the number of directors that shall constitute the full Board from ten members to nine members, thereby eliminating the vacancy on the Board resulting from the departure of David Levy (a Class A director) in October 2022.

In accordance with the Company’s bylaws, Mark R. LaNeve (a Class A director) appointed Monique L. Nelson as a Class A director to fill the Class A director vacancy resulting from Mr. Levy’s departure.

In addition, pursuant to Pennsylvania corporate law, the Board reclassified Mr. LaNeve from a Class II director to a Class I director (with a term expiring in 2024), in order to keep the number of directors in each of the three director classes as nearly equal as possible. Louise C. Kramer and Susan K. Neely will continue to serve as Class I directors, with terms expiring in 2024. Sean R. Creamer, Joel Hollander and Ms. Nelson will continue to serve as Class II directors, with terms expiring in 2025, and Joseph M. Field, David J. Field and David J. Berkman will serve as Class III directors with terms expiring in 2023, in each case until their respective successors are elected and qualified. There were no changes to Mr. LaNeve’s or Ms. Nelson’s committee assignments or compensation as nonemployee directors as a result of their reclassifications to Class I and Class A directors, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are provided as part of this Current Report on Form 8-K:

Exhibit No.	Title

104	Cover Page Interactive Data File (embedded within the XBRL file)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Audacy, Inc.

By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Executive Vice President

Dated: December 12, 2022

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